EXHIBIT 99.1








                        Financial Statements and Schedule

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                       Years ended March 31, 1997 and 1996
                       with Report of Independent Auditors








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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 11-K

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                    For the fiscal year ended March 31, 1997

[ ] TRANSITION  REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES  EXCHANGE ACT
                           OF 1934 [NO FEE REQUIRED]

                  For the transition period from        to

                    Commission file number


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan
                       Restatement Effective April 1, 1989

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                          COLUMBUS McKINNON CORPORATION
                         140 John James Audubon Parkway
                             Amherst, NY 14228-1197


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                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                        Financial Statements and Schedule

                       Years ended March 31, 1997 and 1996





                                    Contents


Report of Independent Auditors ...........................................65

Financial Statements

Statements of Net Assets Available for Plan Benefits......................66
Statements of Changes in Net Assets Available for Plan Benefits ..........67
Notes to Financial Statements.............................................68

Schedule

Item 27a - Schedule of Assets Held for Investment Purposes................75







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                         Report of Independent Auditors

The Pension Committee
Columbus McKinnon Corporation
   Employee Stock Ownership Plan

We have audited the accompanying statements of net assets available for plan benefits of the Columbus McKinnon Corporation Employee Stock Ownership Plan
(ESOP) as of March 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the ESOP's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the ESOP at March 31, 1997 and 1996, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of plan assets held for investment purposes as of March 31, 1997 is presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and is not a required part of the financial statements. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the 1997 financial statements and, in our opinion, is fairly stated in all material respects in relation to the 1997 financial statements taken as a whole.


                                     /s/  Ernst & Young LLP

May 21, 1997


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                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

              Statements of Net Assets Available for Plan Benefits


                                                              March 31
                                                         1997          1996
                                                      ------------------------
Assets
Cash                                                $         50  $         50
Investments:
  Columbus McKinnon Corporation common
   stock at market:
     Allocated (cost  - $5,417,940 in 1997,
       and $4,539,103 in 1996)                        14,173,872    11,501,648
     Unallocated (cost - $4,201,084 in 1997,
       $5,241,274 in 1996; held in suspense account)   7,570,482     8,513,744
                                                      ------------------------
                                                      21,744,354    20,015,392
  Stable asset fund at market                             72,644        58,302
Employer contribution receivable                          18,985         7,413
Interest receivable                                        1,970         1,189
                                                      ------------------------
Total assets                                       $  21,838,003  $ 20,082,346
                                                      ========================

Liabilities and net assets
   available for plan benefits
Exempt loans payable                               $   4,681,950  $  5,590,675
Accrued interest payable                                  18,985         7,413
                                                      ------------------------
Total liabilities                                      4,700,935     5,598,088

Net assets available for plan benefits:
   Allocated                                          14,248,536    11,561,189
   Unallocated                                         2,888,532     2,923,069
                                                      ------------------------
Total net assets available for plan benefits          17,137,068    14,484,258
                                                      ------------------------
Total liabilities and net assets available
 for plan benefits                                 $  21,838,003  $ 20,082,346
                                                      ========================

See accompanying notes.



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                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

         Statements of Changes in Net Assets Available for Plan Benefits


                                                        Year ended March 31
                                                       1997             1996
                                                   ----------------------------
Additions:
   Employer contributions                     $     1,081,335    $    1,023,118
   Dividend income                                    331,507           304,176
   Interest income                                      2,737             2,518
                                                   ----------------------------
Total additions                                     1,415,579         1,329,812

Deductions:
   Participant termination payments                   414,376           313,318
   Interest expense on exempt loans payable           489,335           550,799
   Administrative expense                               2,868             2,091
                                                   ----------------------------
Total deductions                                      906,579           866,208

Net appreciation in fair
   value of investments                             2,143,810         4,140,685
                                                   ----------------------------
Net increase in assets available
   for plan benefits                                2,652,810         4,604,289

Net assets available for plan benefits:
Beginning of year                                  14,484,258         9,879,969
                                                   ----------------------------
End of year                                   $    17,137,068    $   14,484,258
                                                   ============================

See accompanying notes.

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





                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                          Notes to Financial Statements

                             March 31, 1997 and 1996


1.     Description of the Plan and Major Plan Provisions

The Columbus McKinnon Corporation Employee Stock Ownership Plan (ESOP), a defined contribution plan, was established as a result of amending the previously existing Columbus McKinnon Corporation Personal Retirement Account Plan (PRA Plan), effective November 1, 1988. The PRA Plan was restated and its assets became part of the ESOP. The ESOP is an employee stock ownership plan and a stock bonus plan within the meanings of the applicable sections of the Internal Revenue Code of 1986, as amended. It is also an eligible individual account plan as defined in the applicable section of the Employee Retirement Income Security Act of 1974 (ERISA). The plan was amended effective April 1, 1989 to incorporate the Tax Reform Act of 1986 and subsequent legislation, and to extend coverage to all hourly non-union employees of Columbus McKinnon Corporation (the Company). Effective April 1, 1996 the plan includes the employees of Lift-Tech International, Inc. The plan was amended effective February 23, 1996 and October 1, 1996 to incorporate valuation and distribution procedures as required for a public entity. A summary of the ESOP's provisions follows. Refer to the ESOP document or the summary plan description (SPD) for a complete description of provisions.

Participation

Substantially all of the Company's domestic non-union employees are eligible to participate in the ESOP, excluding domestic employees of companies acquired in fiscal 1997.

Participant Age

Eligible employees must have attained age 21 and completed one year of eligibility service to be a participant.

Vesting of Participants

A participant will be fully vested and will have a non-forfeitable interest in the participant's account balance upon completion of five years of vesting service, excluding any service rendered prior to the calendar year in which he/she attained age 18, or upon attainment of normal retirement age while in the employ of the Company or any affiliated company. For participants with prior employment with the Company in an ineligible classification or with an affiliate of the Company, such employment shall be included in the calculation of eligibility service.


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                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


1.     Description of the Plan and Major Plan Provisions (continued)

Retirement and Termination of Employment

Upon a vested participant's termination, the value of his/her account will be distributed if the value of the account is less than $3,500 or, at the participant's option, either immediately or at any valuation date until retirement, as provided in the ESOP. A retiree may elect to defer distribution up to 69 1/2 years of age, where at the following valuation date distribution is mandatory. During 1995, $313,318 was payable to vested participants who elected immediate distribution upon their termination. This resulted in the sale of 1,445.70 shares in 1996 of common stock held by the ESOP back to the Company for $311,915. Valuation dates for share distribution are September 30 and March 31. During 1996, $406,359 was distributed to vested participants in the form of stock certificates (25,857 shares). This resulted in the sale of 11 shares held by the ESOP back to the Company for $172 as a result of fractional shares. At March 31, 1997, $34,990 ($32,924 at March 31, 1996) is included in the ESOP assets for deferred distribution to terminated participants upon their retirement.

Forfeiture of a non-vested interest shall occur in the fifth consecutive calendar year following a break in service. The forfeited accounts will be allocated among the accounts of active participants. At March 31, 1997, the ESOP assets include $161,569 of undistributed forfeited accounts ($80,403 at March 31, 1996).

Allocation to Participant Accounts

As of each valuation date (March 31), each participant account is appropriately adjusted to reflect any contributions or stock to be allocated as of such date, the income of the trust fund during the period and the increase or decrease in the fair market value of the trust fund during the period. The allocation will be based on the fraction, the numerator of which is the participant's annual earnings for the preceding calendar year and the denominator of which is the aggregate annual earnings for such calendar year of all participants entitled to an allocation.




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                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


2.     Summary of Significant Accounting Policies

Investments

The ESOP's investment in Columbus McKinnon Corporation common stock is at fair market value as of March 31, 1997 and 1996 based on quoted market prices. The investment in the Stable Asset Fund is also reported at market value as determined by open trading.

Contributions

The Company will contribute to the ESOP such amount as its Board of Directors shall determine. Each participant (a) who is actively employed as an employee on the allocation date (December 31) and who has earned at least 1,000 hours of service as an employee in the calendar year ending on the allocation date, or
(b) who terminates employment on or after January 1 during a plan year after attaining age 60 and completing at least five years of eligibility service, or
(c) who dies on or after January 1 during a plan year, after attaining age 60 and completing at least five years of eligibility service, shall be entitled to share in the contributions made for such plan year. Contributions shall be made in cash or in shares of stock as determined by the Company, and need not be made out of current or accumulated earnings and profits.

Dividends

Dividends paid on stock allocated to a participant's stock account will be allocated to the participant's nonstock account. The pension committee may direct that such dividends shall be either (a) paid directly to the participant, former participant, or beneficiary within 90 days after the close of the plan year in which such dividend was paid, or (b) applied as payment on the exempt loans. Dividends paid on unallocated stock held by the trustee and acquired with the proceeds of an exempt loan shall be held by the trustee until the end of the plan year in which it was paid, and then, along with any interest or earnings, be applied as payment on the exempt loans which shall trigger a release of stock from the suspense account.

ESOP Termination

The Company intends to continue the ESOP indefinitely, but reserves the right to terminate it at any time. If the ESOP is terminated, each participant shall be fully and nonforfeitably vested in his interest in the ESOP trust fund.



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                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


2.     Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses. Actual results could differ from those estimates.


3.     Employer Contributions

The employer contribution to the ESOP for the March 31, 1997 plan year end was $1,081,335 ($1,023,118 in 1996). This includes interest on the exempt loans payable April 1, 1997; therefore, a contribution receivable from the ESOP sponsor in the amount of $18,985 has been recognized at March 31, 1997 ($7,413 at March 31, 1996 for interest due April 1, 1996). Participants are not permitted to make contributions to the ESOP.


4.     Exempt Loans Payable

On December 13, 1988, the ESOP entered into a term note agreement in the amount of $3,600,000 (repaid in full in January 1996). Employer contributions of $292,319 and $13,646 were applied to principal and interest, respectively, in 1996. Dividend and interest income of $113,189 was also applied to principal in 1996.

On December 13, 1988, the ESOP purchased 611,524 shares (referred to as the "Old" ESOP shares) of common stock of the Company with the debt proceeds, which were recorded by the trustee in the suspense account. Such stock ceases to be collateral and is released from the suspense account as the exempt loan is repaid. In each year prior to full payment of the loan, the number of shares of stock released will equal the number of shares of stock held as collateral immediately before the release for such plan year multiplied by the release fraction.




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                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


4.     Exempt Loans Payable (continued)

On October 27, 1994, the ESOP obtained $6,000,000 of new debt ($2,000,000 from Marine Midland Bank and $4,000,000 from Fleet Bank). The Fleet loan is payable in quarterly installments of $103,000 through July 1999, and $2,435,083 in October 1999, plus interest at prime plus 1% (9.5% at March 31, 1997). The Marine loan is payable in quarterly installments of $45,000 plus an annual minimum of $22,917 through July 1999, and $1,014,842 in October 1999, plus interest at prime plus 1% (9.5% at March 31, 1997). Employer contributions of $592,000 ($412,000 Fleet and $180,000 Marine) and $489,335 ($339,279 Fleet and
$150,055 Marine) in 1997, and $180,000 (Marine) and $537,153 ($367,854 Fleet and
$169,299 Marine) in 1996 were applied to principal and interest, respectively. Dividend and interest income of $316,725 ($211,394 Fleet and $105,331 Marine) in 1997 and $147,948 ($98,666 Fleet and $49,282 Marine) in 1996 was applied to principal. The loans, which are guaranteed by the Company, are collateralized by an equivalent number of shares of common stock recorded by the trustees in a suspense account.

On October 27, 1994, the ESOP purchased 609,144 shares (referred to as the "New" ESOP shares) of common stock of the Company with the debt proceeds, which were recorded by the trustee in the suspense account. Such stock ceases to be collateral and is released from the suspense account as the exempt loan is repaid. In each year prior to full payment of the loan, the number of shares of stock released will equal the number of shares of stock held as collateral immediately before the release for such plan year multiplied by the release fraction.

The numerator of the release fraction is the amount of principal and interest payments made toward the loan during the plan year and the denominator is the sum of the numerator plus the principal and interest payments to be made on the loan in the future, using the interest rate applicable at the end of the plan year. Shares of stock released from the suspense account for a plan year shall be held in the trust on an unallocated basis until allocated by the pension committee as of the last day of that plan year. That allocation shall be consistent with the method for allocating contributions to participants' accounts, which is based on a fraction of each participant's annual earnings during the preceding calendar year to the total earnings of those participants during such calendar year. The allocation of shares released resulting from dividends on participants' allocated shares, however, was based upon the fraction of each participant's allocated shares to the total number of allocated shares.





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                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


4.     Exempt Loan Payable (continued)

As of March 31, 1997, 426,506 shares were held as collateral for the loan (532,109 shares were held as collateral as of March 31, 1996); 105,603 New shares were released from the suspense account during 1997 (58,667 and 64,149 of the Old and New shares, respectively, were released from the suspense account in
1996). These shares were allocated to participant accounts as of March 31, 1997.


5.     Tax Status

The ESOP is qualified under Section 401(a) of the Internal Revenue Code and therefore is exempt from Federal income taxes under provisions of Section 501(a) of the Code. The plan has received a determination letter from the Internal Revenue Service (IRS) concurring with this qualification dated October 23, 1995, and effective for the amendments adopted on March 2, 1995. A new determination letter is currently pending with the IRS for the amendments adopted during the year. The ESOP is required to operate in conformity with the Code to maintain its qualification. Management is not aware of any course of action or series of events that have occurred that might adversely affect the ESOP's qualified status.









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                                    Schedule







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                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

           Item 27a - Schedule of Assets Held for Investment Purposes

                                 March 31, 1997


Identity of Issue     Description of Investment      Cost        Current Value
-----------------     -------------------------  -----------------------------
Columbus McKinnon
   Corporation        Employer Common Stock,
                        1,225,045 shares         $  9,619,024    $  21,744,354

Fleet Investment
   Services           Stable Asset Fund          $     72,644    $      72,644





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                                   SIGNATURES

         The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COLUMBUS McKINNON CORPORATION
                                        EMPLOYEE STOCK OWNERSHIP PLAN
                                        RESTATEMENT EFFECTIVE APRIL 1, 1989




                                  By    /s/ Timothy R. Harvey
                                        Timothy R. Harvey, Trustee


                                        /s/ Karen L. Howard
                                        Karen L. Howard, Trustee


                                        /s/ Robert L. Montgomery, Jr.
                                        Robert L. Montgomery, Jr., Trustee


                                        /s/ Ivan E. Shawvan
                                        Ivan E. Shawvan, Trustee


Date:  June 27, 1997



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                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-3212) pertaining to the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, the Columbus McKinnon Corporation Non-Qualified Stock Option Plan, the Columbus McKinnon Corporation Restricted Stock Plan, and the Columbus McKinnon Corporation Employee Stock Ownership Plan Restatement Effective April 1, 1989 of Columbus McKinnon Corporation of our report dated May 21, 1997, with respect to the financial statements and schedule of the Columbus McKinnon Corporation Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended March 31, 1997.


                                        /s/ Ernst & Young LLP


Buffalo, New York
June 27, 1997


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